Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

LiNiu Technology Group (F/K/A Iao Kun Group Holding Company Limited)

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-166860) and Form F-3 (File No. 333-185759) of LiNiu Technology Group and its subsidiaries (“the Company”) of our report dated April 28, 2017, relating to the Company’s consolidated financial statements as of December 31, 2016 and 2015 and for the three years ended December 31, 2016 which appears in this annual report on Form 20-F.

/S/ UHY LLP

New York, New York
April 28, 2017